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                                                                   EXHIBIT 23.1


                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of dELiA*s Inc.: (a) Form S-3 (Registration No. 333-43665), (b) Form S-8 (Registration No. 333-42135), (c) Form S-8 (Registration No. 333-22449), (d) Form S-3 (Registration No. 333-61289) and (e) Form S-3
(Registration No. 333-94949) of our report dated March 29, 2000 (except as to Notes 5 and 15, as to which the date is April 28, 2000), with respect to the consolidated financial statements of dELiA*s Inc. included in the Annual Report (Form 10-K) for the fiscal year ended January 29, 2000.

                                                        ERNST & YOUNG LLP

New York, New York
April 28, 2000